UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39478	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	WYTC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On or about December 31, 2024, Wytec International, Inc., a Nevada corporation (“Wytec”), and Mr. Christopher Stuart, a director of Wytec, entered into an amendment (the “Amendment”) in order to allow Wytec to extend the maturity date of that certain unsecured promissory note, dated February 25, 2020, as amended on August 13, 2022 and on February 5, 2024, in the original principal amount of $625,000 by nine (9) additional six month periods instead of seven (7) additional six month periods in consideration for an extension from December 31, 2024 to December 31, 2025 of the expiration date of 20,640 common stock purchase warrants, issued on December 11, 2023, 85,784 common stock purchase warrants, issued on December 11, 2023, and 17,500 common stock purchase warrants, issued on February 17, 2022, owned by Mr. Christopher Stuart. A copy of the Amendment is attached to this Report as Exhibit 10.1.

SECTION 2. FINANCIAL INFORMATION

Item 2.03 .Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

10.1	Amendment to Promissory Note and Warrants, dated December 31, 2024, by and between Wytec International, Inc. and Christopher Stuart
104	Cover Page Interactive Data File (formatted in inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: January 7, 2025	/s/ William H. Gray
William H. Gray, Chief Executive Officer

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